Exhibit 10.15

JOINDER AGREEMENT

This joinder agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Additional Purchaser”) in accordance with Section 1.3 of that certain Preferred Share Purchase Agreement, dated as of August 2, 2018 (the “SPA”), by and between ECMOHO Limited (the “Company”) and each of the investors listed on Exhibit A thereto (the “Purchasers”), as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the SPA.

By executing and delivering this Joinder Agreement, the Additional Purchaser hereby: (i) joins in and becomes a party to the SPA and, subject to and effective as of the Second Closing therewith, to the Investor Rights Agreement dated as August 7, 2018 by and between the Company and each of the investors listed therein, as may be amended (the “IRA”), and further acknowledges, agrees and confirms that the undersigned shall be bound by and subject to the terms and conditions of each of such agreements as an Additional Purchaser and, as applicable, as a Purchaser, for all intents and purposes under the SPA, and as a Purchaser or all intents and purposes under the IRA; (ii) without derogating from the generality of the foregoing, the undersigned Additional Purchaser shall deliver to the Company, all documentation and certificates to be delivered to the Company following the Second Closing or in connection therewith, as set forth in the SPA; and (iii) represents and warrants to the Company, and acknowledges that the Company is entering into this Joinder Agreement (and, consequently, into the SPA and IRA) therewith in reliance that the representations and warranties set forth in Article III of the SPA are true and correct in respect of the undersigned Additional Purchaser and its respective investment in the Company, and shall be true and correct as of the Second Closing therewith as if made on such Second Closing.

Attached hereto is the updated Exhibit A to the SPA, reflecting the Shares to be issued against payment at the Second Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, to become effective as of the date on which the Company countersigns this Joinder Agreement.

Tim One International Limited:

By:	/s/ Lin Wan Tzu
Authorized Signature(s)

Name:	Lin Wantzu
(print)

Title:

Address:

ACCEPTED AND ACKNOWLEDGED: ECMOHO LIMITED

By:	/s/ Qingchun Zeng

Name:	Qingchun Zeng
(print)

Title:	Director

Date:	8/23/2018

[Signature Page to Joinder Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Address of Purchaser	Type of Share	Number of Shares	Price Per Share	Purchase Price
Delta Capital Growth Fund II, LLC	392 Jian Guo West Road, Shanghai, China	Series A Sale Shares	1,587,783	US$2.834140	US$4,500,000

李水蓮	台灣省桃園市 蘆竹區南祥路 133 號 19 樓, 郵遞區號 33854	Series A Sale Shares	1,587,783	US$2.834140	US$4,500,000

Tim One International Limited	Le Sanalele Complex, Ground Floor, Vaca Street, Saleufi, P.O. Box 1868, Apia Samoa	Series A Sale Shares	3,528,407	US$2.834140	US$10,000,000

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